ATLAS CAPITAL S.A.

November 30, 2010

VIA EMAIL

Smart Online, Inc.
505 Emperor Blvd., Suite 320,
Durham, North Carolina 27703
Attn: Board of Directors

Re: Election for Reimbursement

Gentlemen:

Reference is made to the Reimbursement Agreement dated November 10, 2006 (as subsequently amended, the "Reimbursement Agreement"), between Smart Online, Inc. (the "Company") and Atlas Capital S.A. ("Atlas").

We are advised that on November 30, 2010, Paragon Commercial Bank ("Paragon") drew down the full amount of the irrevocable standby letter of credit securing the revolving line of credit established by Paragon for the Company, which letter of credit was issued by HSBC Private Bank (Suisse) S.A. in the amount of $2.5 million, with Atlas as account party.

Pursuant to Section 2.2(c) of the Reimbursement Agreement, please promptly reimburse Atlas $2.5 million, in U.S. Dollars, by wire to the account set forth on Exhibit A attached hereto.

Please acknowledge receipt of this letter of election for reimbursement by your countersignature below.

Very truly yours,

ATLAS CAPITAL S.A.

By: ______________________
Name:
Title: A. A. LUGASSY

Received and Acknowledged:

SMART ONLINE, INC.

By: ______________________
Name: Dror Zoreff
Title: Interim President and Chief Executive Officer